                         AMERICAN ITALIAN PASTA COMPANY

                           NOTICE AND PROXY STATEMENT

                                       FOR

                       THE ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD

                                FEBRUARY 17, 2005

                             YOUR VOTE IS IMPORTANT!

             Please mark, date and sign the enclosed proxy card and
                    promptly return it to the Company in the
                               enclosed envelope.

Mailing of this Notice and Proxy Statement, the accompanying Proxy, and the accompanying 2004 Annual Report, commenced on or about January 7, 2005.

                         AMERICAN ITALIAN PASTA COMPANY
                        4100 N. MULBERRY DRIVE, SUITE 200
                           KANSAS CITY, MISSOURI 64116

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               -------------------

         The Annual Meeting of the Stockholders of American Italian Pasta
Company, will be held at the Kansas City Marriott Downtown, 200 W. 12th Street,
Kansas City, Missouri 64105 at 9:00 a.m. on February 17, 2005, to consider and vote upon the following:

         1.       Election of three directors;

         2.       An amendment to the Employee Stock Purchase Plan to increase the shares available under the Plan from 50,000 to 100,000;

         3.       Ratification of the Board of Directors' selection of Ernst &
                  Young LLP to serve as independent registered public accounting firm for fiscal year 2005; and

         4.       Such other matters as may properly be brought before the
                  annual meeting of the stockholders or any adjournment thereof.

Only stockholders of record at the close of business on December 22, 2004, are entitled to notice of and to vote at this meeting or any adjournment thereof.

The date of this Notice is January 7, 2005.

Please date, sign and promptly return the enclosed proxy card, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. You may revoke your proxy and vote your shares in person if revoked in accordance with the procedures described in the attached proxy statement.

                         AMERICAN ITALIAN PASTA COMPANY
                        4100 N. Mulberry Drive, Suite 200
                           Kansas City, Missouri 64116

                                 PROXY STATEMENT

                                TABLE OF CONTENTS
                                -----------------

Proposal 2 - Approval of Amendment to American Italian Pasta Company 2000 Equity
Incentive Plan...................................................................................................11

Proposal 3 - Ratification of the Board of Directors' Selection of

                                       i

                               GENERAL INFORMATION

         This Proxy Statement is being mailed on or about January 7, 2005 to the holders of record at the close of business on December 22, 2004 (the "Record
Date") of the Class A Convertible Common Stock of American Italian Pasta
Company, a Delaware corporation ("AIPC" or the "Company"), par value $0.001 per share (the "Common Stock"), in connection with the solicitation of proxies by the Company's Board of Directors ("the Board") for use at the Annual Meeting of
Stockholders to be held at the Kansas City Downtown Marriott, 200 W. 12th
Street, Kansas City, Missouri, on February 17, 2005, at 9:00 a.m. and any
adjournment thereof (the "Annual Meeting"). The Notice of Annual Meeting of
Stockholders, the Company's 2004 Annual Report to Stockholders (the "Annual
Report"), and the proxy card accompany this Proxy Statement.

         Attendance at the Annual Meeting is limited to stockholders of record or their proxies, beneficial owners of the Common Stock having evidence of such ownership and guests of AIPC. Any stockholder or stockholder's representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Annual Meeting may request reasonable assistance or accommodation from AIPC by contacting Susan Schmitt, at 4100 N.
Mulberry Drive, Suite 200, Kansas City, Missouri 64116, at 816-584-5228. To
provide AIPC sufficient time to arrange for reasonable assistance please submit all requests by January 31, 2005.

         The Company uses a 52 or 53-week fiscal year. The 2004 fiscal year ended on October 1, 2004 ("2004 fiscal year").

                                  PROPOSAL 1 -
                           ELECTION OF THREE DIRECTORS

         The Board is divided into three classes, with the members of each class serving staggered three-year terms of office ("Directors"). This results in one class standing for election at each annual meeting of stockholders. The term of office for the Directors elected at the Annual Meeting will expire in 2008 or when their successors are elected and qualified.

         Three persons have been recommended by the Nominating/Governance
Committee and have been nominated by the Board for election as Directors
("Nominees"). All of the Nominees are presently Directors, have indicated that they are willing and able to serve as Directors if elected, and have consented to being named as Nominees in this Proxy Statement. If any Nominee should become unable or unwilling to serve, the persons named as proxies intend to vote for one or more substitute nominees chosen by them in their sole discretion. AIPC's
Certificate of Incorporation and Bylaws do not have any eligibility requirements for Directors.

         As explained further under "Voting and Proxies," Directors are elected by the affirmative vote of the plurality of the shares of Common Stock present at the Annual Meeting that are entitled to vote on the election of Directors, assuming a quorum.

Nominees for Director to Serve Until the Annual Meeting of Stockholders in 2008:

         JONATHAN E. BAUM, age 44, has served as a Director of the Company since
1994. Mr. Baum has been the Chairman and Chief Executive Officer of George K.
Baum  Company, an investment banking firm, since 1994. Mr. Baum is also a director of George K. Baum Merchant Banc, L.L.C. and Prairie Capital Management,
Inc., both merchant banking firms that are affiliated with George K. Baum
Company.

         ROBERT H. NIEHAUS, age 49, has served as a Director of the Company since 1992. In 2000, Mr. Niehaus founded and is the Managing Director of
Greenhill Capital Partners, LLC, a $425 million private equity investment partnership. From 1990 to 2000, he had been a Managing Director of Morgan
Stanley Dean Witter Capital Partners, which managed several multi-billion dollar private equity investment funds. Mr. Niehaus is also a director of Med Assets,
Inc., a healthcare related group purchasing company, Global Signal, formerly known as Pinnacle Holdings, Inc., a real estate investment and development company, and Heartland Payment Systems, Inc., a company providing credit card and debit card payroll processing services.

         RICHARD C. THOMPSON, age 53, has served as a Director of the Company since 1986. Mr. Thompson has been Chief Executive Officer of The Meow Mix
Company, a cat food company, since January 2002. Mr. Thompson has been a partner of Iron Street Partners, LLC, a merchant banking firm, since 1998. From 1993 to
1998, Mr. Thompson had been Chairman of Thompson's Nutritional Technology, Inc., a pet food producer.

                       YOUR BOARD RECOMMENDS THAT YOU VOTE

                                      "FOR"
                         THE ELECTION OF THESE NOMINEES

                      -----------------------------------

                             THE BOARD OF DIRECTORS

         The Board meets regularly to review significant developments affecting the Company and to act on matters requiring Board approval. The Board met nine times in fiscal year 2004, with three of the meetings held via telephone conference. Messrs. Patterson, Demetree, Pollak, O'Brien, Heeter, and Baum
attended all nine meetings of the Board in fiscal year 2004. Mr. Niehaus attended six of the nine meetings and Mr. Thompson attended seven of the nine meetings.

Directors Serving Until the Annual Meeting of Stockholders in 2006:

         HORST W. SCHROEDER, age 63, has served as Chairman of the Board of the
Company since June 1991, and as a Director since August 1990. Since 1990, Mr.
Schroeder has been President of HWS & Associates, Inc., a Hilton Head, South
Carolina management consulting firm owned by Mr. Schroeder. Prior to founding
HWS & Associates, Mr. Schroeder served the Kellogg Company, a manufacturer and marketer of ready-to-eat and other convenience food products, in various capacities for more than 20 years, most recently as President and Chief
Operating Officer.

         MARK C. DEMETREE, age 48, has served as a Director since 1998. Since
1997, Mr. Demetree has been Chairman of the Board and Chief Executive Officer of
US Salt Holdings, LLC, which is an investment and management firm, specializing in the natural resource, basic chemicals and specialty chemicals industries.
Since 1999, Mr. Demetree has been Chairman of the Board and CEO of Verdugt
Holdings, LLC, a producer of specialty chemical salts and an affiliate of US
Salt Holdings, LLC. Mr. Demetree is also Chairman and Director of Pinnacle
Properties Management, Inc., the managing member of a New England real estate investment and development fund. Mr. Demetree is also a Director of Texas
Petrochemicals, Inc., a processor and supplier of chemical products.

         TIMOTHY S. WEBSTER, age 43, has served as President of the Company since June 1991, as President and Chief Executive Officer of the Company since
May 1992, and as a Director since June 1989. Mr. Webster joined the Company in
April 1989, and served as Chief Financial Officer from May 1989 to December 1990 and as Chief Operating Officer from December 1990 to June 1991. Mr. Webster is also a director of American Century Mutual Funds, a mutual fund company.

         JAMES A. HEETER, age 56, has served as a Director since May of 2000.
Mr. Heeter, an attorney, has been the Managing Partner of the Kansas City,
Missouri office of the law firm of

Sonnenschein Nath & Rosenthal, a limited liability partnership, for over five years. Mr. Heeter serves on the Firmwide Executive Committee.

Directors Serving Until the Annual Meeting of Stockholders in 2007:

         TIM M. POLLAK, age 58, has served as a Director since June 2001. Mr.
Pollak has been President of Sagaponack Associates, Inc., a private consulting firm specializing in branding and marketing, since 1998. From 1978 to 1998, Mr.
Pollak held various senior positions at Young & Rubicam, Inc., a global advertising company, including CEO of New York and Asia-Pacific divisions and
Vice Chairman, Worldwide Director of Client Services and he was also a director.
Mr. Pollak was also previously a director of the Meow Mix Company, a cat food company.

         WILLIAM R. PATTERSON, age 63, has served as a Director since 1997. Mr.
Patterson is a founder and manager of Stonecreek Management, LLC, a private investment firm since August 1998. Prior to that, he served as Vice President of
PSF Holdings, L.L.C., and the Executive Vice President, Chief Financial Officer
and Treasurer of its wholly-owned subsidiary, Premium Standard Farms, Inc.
("PSF, Inc."), a fully-integrated pork producer and processor from October 1996 to August 1998. From January to October 1996, Mr. Patterson was a principal of
Patterson Consulting, LLC, a financial consulting firm, and as a consultant was acting chief financial officer for PSF, Inc. From 1976 through 1995, Mr.
Patterson was a partner in Arthur Andersen LLP. Mr. Patterson is also a director of Paul Mueller Company, a manufacturer of dairy farm equipment, and of Collins
Industries, Inc., a manufacturer of buses and ambulances.

         TERENCE C. O'BRIEN, age 41, has served as a Director since April 2003.
Mr. O'Brien has been President and CEO of Brach's Confections, Inc., a candy company, which is a subsidiary of Barry-Callebaut Group, a publicly listed company on the Swiss Stock Exchange since August, 2003. Prior to that, Mr.
O'Brien served as Senior Vice President of Sales and Customer Marketing for
Morningstar Foods, a division of Dean Foods, a processor and distributor of dairy products from 1998 to 2003. From 1997 to 1998, Mr. O'Brien was Chief
Operating Officer for Beaconeye, Inc., a publicly held pioneer in the consumer laser vision correction field.

Committees of the Board Of Directors

         Under AIPC's Bylaws, the Board may establish, change and terminate one or more committees made up of members of the Board to perform certain functions.
The Board has established an Audit Committee, a Compensation Committee and a
Nominating/Governance Committee. Each committee has three members and all committee members are independent directors, as defined by the New York Stock
Exchange. During fiscal year 2004, there were six meetings of the Audit
Committee, of which two were held via telephone conference; five meetings of the
Compensation Committee, of which three were held via telephone conference; and
one meeting of the Nominating/Governance Committee. All of the Directors
attended the meetings of the committees on which they served during fiscal 2004, except Mr. Niehaus, who was absent from one Compensation Committee meeting.

The Audit Committee

         The Audit Committee is responsible for or oversees a number of matters related to the Company's financial statements, and its relationship to and use of its independent registered public accounting firm ("Independent Auditors"). A more complete description of the Audit Committee's functions is provided in its
Charter, a copy of which is attached as Appendix A to this Proxy Statement. The current members of the Audit Committee are Messrs. Patterson, Heeter, and Baum.
Each of the members is independent as defined by the rules of the New York Stock
Exchange and the Sarbanes-Oxley Act of 2002. Mr. Patterson is the Chairman of
the Audit Committee and the Board has determined that Mr. Patterson is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. The
Committee's report is set forth under "Audit Committee Report".

The Compensation Committee

         The Compensation Committee is responsible for or oversees a number of matters related to the amount and form of compensation to the Company's Chief
Executive Officer and its other executive officers and to the Company's equity compensation plans. This Committee also makes recommendations on Board compensation for consideration by the full Board. A more complete description of the Compensation Committee's functions is provided in its Charter, a copy of which is attached as Appendix B to this Proxy Statement. The current members of the Compensation Committee are Messrs. Niehaus, Demetree, and Baum. Mr. Demetree
is Chairman of the Compensation Committee. Each of the members is independent as defined by the rules of the New York Stock Exchange. The Committee's report on executive compensation is set forth under "Management Compensation".

The Nominating/Governance Committee

         The Nominating/Governance Committee is responsible for or oversees the director nomination process and various other governance related matters, including an annual Board assessment. All members of the Committee are independent as defined by the rules of the New York Stock Exchange. A more complete description of the Committee's functions is provided in its Charter, a copy of which is attached as Appendix C to this Proxy Statement. The current members of the Nominating/Governance Committee are Messrs. Heeter, Thompson, and
Pollak. Mr. Heeter is the Chairman of the Nominating/Governance Committee.

         When a vacancy exists on the Board, or when the Board determines to add an additional director, the Nominating/Governance Committee seeks out appropriate candidates from various sources, which may include consultants, search firms and other Directors. In addition, as more fully described under
"Stockholder Proposals," the Company's Bylaws provide a mechanism for stockholders to submit persons to be considered for Board membership. The
Nominating/Governance Committee policy is to consider candidates who are proposed in accordance with the Bylaw provision. Each stockholder-proposed candidate will be considered on a case by case basis. All identified candidates, including stockholder-proposed candidates, are evaluated by the Committee using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time. The Nominating/Governance
Committee believes that having directors with relevant experience in business and industry, government, education and other areas is beneficial and the Committee seeks to monitor the mix of skills and experience of the Company's directors.

Compensation of Directors

         Messrs. Schroeder and Webster currently are the only Directors who do not receive fees for serving as Directors. See "Management Compensation -
Summary Compensation Table" for the compensation paid to Messrs. Schroeder and
Webster as employees of the Company. All other Directors ("Outside Directors")
are paid an annual retainer of $20,000, which is payable in Common Stock, and
$14,000 in cash, each paid immediately following AIPC's annual meeting of stockholders. In addition, the Outside Directors are paid $1,750 in cash for each meeting of the Board attended, and paid $350 in cash for each telephonic
Board meeting participation. Additionally, Outside Directors who are members of a committee of the Board are paid $1,000 in cash for each committee meeting attended, including those conducted by telephone. An Outside Director who is chairman of the Compensation and/or Nominating/Governance Committee is paid an annual cash retainer of $3,500. The Audit Committee Chairman is paid an annual cash retainer of $5,000. The Lead Independent Director is paid an annual retainer of $3,500. All Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board and meetings of
Board committees.

         As called for by its Corporate Governance Principles, the Company has
adopted a policy regarding minimum stock ownership by members of the Board. That policy generally requires that at all times each Director own at least the number of shares equal to the annual stock retainer payment discussed above.
During fiscal 2004, all Directors were in compliance with this policy.

                              CORPORATE GOVERNANCE

         The Board believes that it has always maintained strong support for appropriate corporate governance procedures and structures. For example, since becoming a public company, the Board has maintained a large majority of independent directors and an audit committee including members with significant accounting and financial backgrounds. Also, non-management directors meet periodically as a group.

         The Board has affirmatively determined that, other than Mr. Schroeder, the Company's Chairman, and Mr. Webster, the Company's Chief Executive Officer,
no current director has a material relationship with the Company and each is an
"Independent Director", as defined by the rules of the New York Stock Exchange.

         The Board has also adopted a comprehensive set of Corporate Governance
Principles and the Board maintains three standing committees (Audit,
Compensation and Nominating/Governance) each of which consists entirely of independent directors. Each committee has a written charter and has performed a self-assessment review. In each case, the assessment reflected positively on the
Committee's processes and procedures. In addition, the Nominating/Governance
Committee has completed an assessment of the entire Board, as called for by its charter. The Board assessment concluded that the Board processes and procedures were efficient and effective. The Corporate Governance Guidelines, each
Committee Charter,

and Code of Business Conduct and Ethics is available for review on the Company's corporate website at www.aipc.com and will be made available in print to any shareholder who requests it.

         The Company publishes in its annual meeting materials and SEC filings the names of its Directors, any of whom may be contacted in writing in care of the Company. Written communication addressed to an individual Director is forwarded directly to that person. Written communication addressed to the Board in general is reviewed by the Chairman or Chief Executive Officer for appropriate handling.

         The Board has created the role of "Lead Independent Director" for the purpose of facilitating communication among the non-management directors and between the non-management directors and Chairman and the Chief Executive
Officer, and to preside over each executive session of the Outside Directors.
Mr. Niehaus currently serves in that role.

         The Company encourages its Board members to attend the Annual Meeting and often schedules a Board meeting to follow the stockholder meeting to facilitate this.

                 STOCK OWNED BENEFICIALLY BY DIRECTORS, NOMINEES
                         AND CERTAIN EXECUTIVE OFFICERS

         The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each
Director or Nominee; (ii) certain named executive officers; and (iii) all
Directors and executive officers as a group.

                                                     CLASS A COMMON STOCK
                                                      BENEFICIALLY OWNED
       NAME OF BENEFICIAL OWNER (1)             NUMBER OF SHARES      PERCENT
       ----------------------------             ----------------      -------

       Horst W. Schroeder (2)(3)                    718,568             3.85%
       Jonathan E. Baum (4)                           9,701                 *
       James A. Heeter (6)                            7,809                 *
       Tim M. Pollak                                  2,187                 *
       Robert H. Niehaus                             12,468                 *
       Mark C. Demetree                               3,006                 *
       William R. Patterson                           7,550                 *
       Richard C. Thompson                            3,910                 *
       Terence C. O'Brien                               498                 *
       Timothy S. Webster (2)(5)                    820,595             4.34%
       Warren B. Schmidgall (2)                     166,453                 *
       Walter N. George (2)                          87,217                 *
       Daniel W. Trott (2)                           35,000                 *
       All Directors and executive officers       1,941,377             9.83%
          as a group (16 persons) (2)
-------------------------

         * Less than 1% of the outstanding Common Stock.

(1)  Beneficial ownership is determined in accordance with the rules of the
     United States Securities and Exchange Commission, but generally refers to either the sole or shared power to vote or dispose of the shares. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated in a footnote to this table, the persons in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days of the Record Date are deemed beneficially owned by that person. Options that are currently exercisable or will become exercisable within 60 days of the Record Date to purchase shares of Common Stock as follows: Mr. Schroeder (559,875 shares), Mr.
     Webster (779,620 shares), Mr. Schmidgall (157,994 shares), Mr. George
     (70,416 shares), Mr. Trott (20,000 shares), and all executive officers and directors as a group (1,620,100 shares).

(3)  The shares beneficially owned by Mr. Schroeder include 124,239 shares held by The Living Trust of Horst W. Schroeder, 21,406 shares held by The Living
     Trust of Gisela I. Schroeder for the benefit of Mr. and Ms. Schroeder, and members of their family, and 13,066 shares held by his children. Mr.
     Schroeder has voting power, but not investment power, with respect to all of these shares. Mr. Schroeder disclaims beneficial ownership of the shares held by The Living Trust of Gisela I. Schroeder.

(4)  Includes 1,920 shares held by George K. Baum Holdings, Inc. and 1,172 shares held by Grandchild, L.P. As an officer and/or equity owner of the entities holding such shares, Mr. Baum may share voting power with respect to such shares. Mr. Baum also may be deemed to own beneficially 200 shares held by his wife, Sarah Baum, and 1,600 shares held by his wife as custodian for their minor children.

(5)  Includes 19,125 shares beneficially owned by Mr. Webster, which are held in various trusts for the benefit of Mr. Webster's family members. Mr. Webster has voting power, but not investment power, with respect to all of such shares. Mr. Webster also may be deemed to own beneficially 4,600 shares held by his wife. Mr. Webster disclaims beneficial ownership of such shares.

(6)  Mr. Heeter also may be deemed to own beneficially 745 shares held by his wife, Judith S. Heeter, and 300 shares held by his wife as custodian for their minor children. Mr. Heeter disclaims beneficial ownership of such shares held by or for the benefit of his wife and children.

                             STOCK PERFORMANCE GRAPH

         The following graph shows the changes in value over the Company's five fiscal years ending October 1, 2004 of an assumed investment of $100 in: (i)
AIPC's Common Stock; (ii) the stocks that comprise the Russell 2000 Index (1);
(iii) a group of former peer companies, see note (2), and (iv) a group of peer companies, see note (3). The table following the graph shows the value of those investments as of October 1, 1999 through October 1, 2004. The value for the assumed investments depicted on the graph and in the table has been calculated assuming that any cash dividends are reinvested at the end of each quarter during the fiscal year paid. The closing price of the Common Stock on the New
York Stock Exchange on December 31, 2004 was $23.25 per share.

                         AMERICAN ITALIAN PASTA COMPANY
                           RELATIVE MARKET PERFORMANCE
                            TOTAL RETURN FISCAL 2004

                                          Fiscal Year Ended
                                          -----------------

                           Oct. 1,  Sept. 29, Sept. 28, Sept. 27, Oct. 3,   Oct 1,
                            1999      2000      2001      2002      2003     2004
                            ----      ----      ----      ----      ----     ----
AIPC Total Return        $ 100.00  $  67.03 $  151.09 $  124.68 $  135.16 $   92.34
Russell 2000 Index (1)   $ 100.00  $ 123.39 $   97.22 $   88.18 $  120.36 $  142.96
Former Peer Group (2)    $ 100.00  $  92.22 $  144.79 $  144.56 $  184.73 $  230.22
Peer Group (3)           $ 100.00  $  87.55 $  132.51 $  125.10 $  149.23 $  185.24

(1)  The Russell 2000 is an index prepared by Frank Russell Company, an independent company. The Russell 2000 reflects the change in weighted average market value for 2000 companies whose shares are traded on the New
     York Stock Exchange, American Stock Exchange and in the over-the-counter market. Information concerning Frank Russell Company and the Russell 2000
     Index is available on the Internet at www.russell.com.

(2)  The former peer group index is comprised of the following companies:
     Flowers Industries Inc. and McCormick & Co Inc.

(3)  The peer group index is comprised of the following companies: Flowers Foods
     Incorporated; Hormel Foods Corp.; J & J Snack Food Corp.; McCormick & Co.
     Inc.; Ralcorp Holdings Inc.; and Smithfield Foods Inc.

                                       10

                                  PROPOSAL 2 -
                            APPROVAL OF AMENDMENT TO
           AMERICAN ITALIAN PASTA COMPANY EMPLOYEE STOCK PURCHASE PLAN

         The Company is asking stockholders to approve an amendment (the
"Amendment") to the Employee Stock Purchase Plan (the "ESPP") to add 50,000
shares to the plan. As of December 31, 2004 there were only 2,914 shares remaining available for purchase by employees under the ESPP. The ESPP provides the Company's employees the opportunity to acquire a direct ownership interest in the Company. The ESPP is designed to attract and retain employees with a high degree of training, experience, expertise and ability, to provide an opportunity for those employees to acquire a proprietary interest in the success of the
Company, and to more closely align their interests with those of the Company's stockholders.

         The Amendment amends Section 4.1 of the ESPP to increase the number of shares of Common Stock available under the ESPP from 50,000 shares to 100,000 shares. The Board approved the Amendment in October 2004 and is submitting it to stockholders for their approval. The Board also amended the ESPP as follows
(which do not require shareholder approval):

     o    Amended Section 9.4 of the ESPP (i) to change the purchase price of shares under the ESPP from the lesser of 90% of fair market value on the first day of the purchase period or the last day of the purchase period to 90% of fair market value on the last day of the purchase period and (ii) to give the Compensation Committee of the Board of
          Directors the authority to provide for a smaller discount for any purchase period.

     o    Amended Section 9.5 of the ESPP to provide that a participant cannot sell or otherwise dispose of his or her shares for six months following the purchase date, except in the event of the participant's death.

         As explained further under "Voting and Proxies," approval of this proposal requires the affirmative vote of a majority of the shares of Common
Stock present at the Annual Meeting that are entitled to vote on the proposal, assuming a quorum.

Description of the Employee Stock Purchase Plan

         The following paragraphs provide a summary of the principal features of the ESPP and its operation. This summary is qualified in its entirety by reference to the applicable provisions of the ESPP, as amended, a copy of which is available to any stockholder upon written request to the Company.

Administration of the Employee Stock Purchase Plan

         The ESPP was adopted by the Board on June 22, 1998, and approved by the
Company's stockholders at the 1998 Annual Meeting. The ESPP is administered by the Compensation Committee of the Board. All costs and expenses of administering the ESPP are paid by the Company. No brokerage commissions are charged on a participant's purchase of Company common stock.

                                       11

Eligibility to Participate in the Employee Stock Purchase Plan

         Employees who have completed three months of employment, whose customary employment is more than 20 hours per week and more than five months per calendar year, and who are not five percent or greater stockholders of the
Company's voting stock are eligible to participate in the ESPP.

Participation in the Employee Stock Purchase Plan

         Participation in the ESPP is voluntary. Eligible employees of the
Company may elect to have the Company deduct up to $6,250 per calendar quarter from their compensation. Currently, the ESPP provides that the funds accumulated during a calendar quarter are automatically used on the last day of the quarter to purchase whole shares of Company common stock at a purchase price equal to the lesser of (i) 90% of fair market value on the first day of the purchase period or (ii) 90% of fair market value on the last day of the purchase period, but not more than 200 shares. As amended, the purchase price would be equal to
90% of the fair market value on the last day of the purchase period. Further, under the Amendment, the Compensation Committee would have the authority to provide for a higher purchase price (but not above the fair market value of a share of Company Common Stock on the purchase date) for any purchase period. A participant's right to purchase stock is limited to $25,000 of the fair market value of Company common stock, determined at the time the option is granted, for any calendar year in which an option is outstanding at any time during the year.
As of December 31, 2004, approximately 534 employees, including 8 executive officers, were eligible to participate in the ESPP.

         During a calendar quarter, a participant may reduce or cease, but not increase, payroll deductions for the remainder of the calendar quarter, in which case any funds accumulated up to that point will be used to purchase shares at the end of the calendar quarter for the participant's benefit. A participant may withdraw from the ESPP in full during a calendar quarter and have the participant's contributions returned, if notice of withdrawal is given within the time period set by the Committee.

         Upon termination of employment as a result of death, disability or retirement during a calendar quarter, no further contributions will be made to a participant's account and the accumulated payroll deductions in the participant's account will be refunded without interest as soon as administratively feasible to the participant or beneficiary.

Amendments to the Employee Stock Purchase Plan

         The Board may at any time amend the ESPP in any respect, including terminating the ESPP, without notice to participants. If the ESPP is terminated, the Board may allow the options outstanding at the time of termination to be exercised in accordance with their terms or the Board may make such outstanding options null and void and refund participants' contributions. Without the approval of the Company's stockholders, however, the ESPP may not be amended to increase the number of shares reserved under the ESPP (except pursuant to certain changes in the capital structure of the Company).

                                       12

Offering of Common Stock Under the Employee Stock Purchase Plan

         Currently, there are 50,000 shares of the Company's Common Stock reserved under the ESPP. Because 47,086 shares have been sold to participants as of December 31, 2004, there are only 2,914 shares remaining available. The
Amendment would increase the 50,000 shares to 100,000 shares. The number and purchase price of shares will be adjusted by the Committee in an equitable manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, acquisition of property or shares, asset spin-off, stock rights offering, combination of shares, and change in corporate or capital structure. If a dissolution or liquidation of the Company occurs during a calendar quarter, any rights to acquire Company Common Stock under the ESPP will be terminated, but eligible employees will have the right to acquire Company Common Stock before the dissolution or liquidation.

Rights as a Stockholder

         At the time shares are purchased under the ESPP, a participant shall have all the rights and privileges of a stockholder of the Company with respect to shares purchased under the ESPP, whether or not certificates representing such shares have been issued. Company Common Stock purchased under the ESPP must be held for a period of six months after the date of purchase, except in the event that the participant dies during such six-month period. After six months, shares purchased under the ESPP are freely transferable, although the holder will have different (usually adverse) tax consequences if shares are disposed of within two years from the first trading day of the calendar quarter for which the purchase election for that calendar quarter is in effect or one year from the date the shares were purchased.

Plan Benefits

         The Company cannot determine how many eligible employees will participate in the ESPP in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of Company Common
Stock that will be distributed under the ESPP as a result of this amendment.

         Set forth below are the number of shares of Company Common Stock that were purchased under the ESPP during the fiscal year 2004, by the persons and groups identified below.

                                Name                                  Number of Shares   Weighted Average
                            and Position                                  Purchased     Purchase Price ($)
                            ------------                                  ---------     ------------------
Timothy S. Webster, President and CEO                                        163
                                                                                                $30.85
Horst W. Schroeder, Chairman of the Board                                     --
                                                                                                    --
Warren B. Schmidgall, EVP                                                    158
                                                                                                $31.73
Walter N. George, EVP - Supply Chain and Logistics                            72
                                                                                                $27.70
Daniel W. Trott, EVP - Sales and Marketing                                    --
                                                                                                    --
All current executive officers as a group                                    586
                                                                                                $31.07
All current Directors who are not executive officers as a group (1)           --                    --
All employees who are not executive officers as a group                    9,325
                                                                                                $29.87

     (1)  Outside Directors cannot participate in the ESPP.
                                       13

Federal Income Tax Consequences

         The ESPP is intended to qualify for favorable tax treatment under
Section 423 of the Internal Revenue Code. Participants generally do not immediately recognize income for federal income tax purposes when shares of
Company Common Stock are purchased. If the participant disposes of the shares before the end of the holding period (two years after the date the option was granted and one year after purchase), he or she generally will recognize ordinary income in an amount equal to the difference between his or her purchase price and the fair market value of the Company Common Stock on the date of purchase. Any further gain will be taxed as capital gain. If the participant disposes of the shares after the holding period expires, he or she generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the shares of Company Common Stock on the date the option was granted over the price paid by the participant on the date of purchase or (ii)
the excess of the fair market value of such shares on the date of purchase. Any additional gain will be taxed as capital gain. The Company generally will not be entitled to a tax deduction for compensation expense from the original sales to participants, but may be entitled to a deduction if a participant disposes of common stock received under the ESPP prior to expiration of the holding period described above.

                       YOUR BOARD RECOMMENDS THAT YOU VOTE
                                      "FOR"
                        APPROVAL OF THE AMENDMENT TO THE
                          EMPLOYEE STOCK PURCHASE PLAN

                       ---------------------------------

                                       14

                                  PROPOSAL 3 -
                           RATIFICATION OF THE BOARD'S
           SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         The Audit Committee has recommended, and the Board has selected, the firm of Ernst & Young LLP as AIPC's independent auditors to examine the consolidated financial statements of AIPC for fiscal year 2005. Ernst & Young served as the Company's Independent Auditors for fiscal year 2004.

         AIPC is seeking stockholder ratification of the Board's selection of the Company's Independent Auditors even though AIPC is not legally required to do so. If AIPC's stockholders ratify the Board's selection, the Board nonetheless may, in their discretion, retain another independent auditing firm at any time during the year if the Board feels that such change would be in the best interest of AIPC. Alternatively, in the event that this proposal is not approved by stockholders, the Audit Committee and the Board may re-evaluate their decision.

         One or more representatives of Ernst & Young LLP will be present at the
Annual Meeting and will have the opportunity to make a statement, if desired, and to respond to appropriate questions by stockholders.

Fees and Services of Ernst & Young LLP

         The following table summarizes fees billed to the Company by Ernst &
Young LLP during fiscal years 2004 and 2003:

         Service                                           2004                  2003
         -------                                   --------------------- ---------------------

         Audit fees                                     $298,000              $247,000
         Audit-related fees                               28,000                81,000
                                                   --------------------- ---------------------
         Total audit and audit-related fees              326,000               328,000
                                                   --------------------- ---------------------
         Tax fees:
              Tax compliance/preparation                 460,000               564,000
              Other tax fees                             147,000                78,000
                                                   --------------------- ---------------------
         Total tax fees                                  607,000               642,000
                                                   --------------------- ---------------------
         All other fees                                      ---                   ---
                                                   --------------------- ---------------------
         Total fees                                     $933,000              $970,000
                                                   ===================== =====================

         Audit-related fees principally relate to benefit plan audits and assistance with Sarbanes-Oxley compliance. Other tax fees principally relate to foreign trade zone qualification and other tax consultations.

         The Audit Committee approves in advance all audit and non-audit services performed by Ernst & Young. There are no other specific policies or procedures relating to the preapproval of services performed by Ernst & Young.
The Audit Committee considered whether the audit and non-audit services rendered by Ernst & Young were compatible with maintaining Ernst & Young's independence as auditors of AIPC's financial statements.

                                       15

         As explained further under "Voting and Proxies," approval of this proposal requires the affirmative vote of a majority of the shares of Common
Stock present at the Annual Meeting that are entitled to vote on the proposal, assuming a quorum.

                       YOUR BOARD RECOMMENDS THAT YOU VOTE
                                      "FOR"
                           RATIFICATION OF THE BOARD'S
                         SELECTION OF ERNST & YOUNG LLP
                        ---------------------------------

                             AUDIT COMMITTEE REPORT

         The Company's Audit Committee is composed entirely of non-management
Directors, each meeting the current independence and experience requirements of the New York Stock Exchange (NYSE) and the Sarbanes-Oxley Act of 2002. The
Company has adopted a charter outlining its practices and responsibilities, including those currently required by the SEC and NYSE. The charter is attached as Appendix A to this Proxy Statement.

         During fiscal year 2004, the Audit Committee met six times, including telephone conferences. At each meeting the Committee met with the Company's senior financial management team and the Company's Independent Auditors to review the most recent quarterly or full-year financial statements and other relevant financial matters. At four of the meetings, the Committee had private sessions with the Independent Auditors to discuss financial management, accounting, and internal control matters.

         The Audit Committee engaged Ernst & Young LLP as Independent Auditors for the 2004 fiscal year and reviewed with the Company's financial managers and
Independent Auditors the overall audit scopes and plans, the results of audit examinations, evaluations by the auditors of the Company's internal controls and the quality of the Company's financial reporting.

         The Audit Committee reviewed with the Company's Independent Auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, as amended by
Statement on Auditing Standards No. 90 (Communication With Audit Committees)
("SAS 61"). In addition, the Committee has received from the Independent
Auditors the written disclosures and the letter required to be delivered by them under Independence Standards Board Standard No. 1 ("ISB Standard No. 1")
addressing all relationships between the Independent Auditors and the Company that might bear on the auditors' independence. The Committee has reviewed the materials received from the Independent Auditors, has met with their representatives to discuss the independence of the auditing firm, and has satisfied itself as to the auditors' independence.

                                       16

         The Audit Committee acts only in an oversight capacity, and in so doing, relies on the work and assurances of the Company's management and its
Independent Auditors.

         Based on the Audit Committee's review of the financial statements and the Independent Auditors' report thereon, discussion with management and the
Independent Auditors, discussion with the Independent Auditors regarding SAS 61, and the written materials provided by the independent auditors under ISB
Standard No. 1 and the related discussion with the independent auditors of their independence, the Committee recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on
Form 10-K for the fiscal year ended October 1, 2004, that has been filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE.

                  William R. Patterson, Chairman
                  James A. Heeter
                  Jonathan E. Baum

                                       17

                             MANAGEMENT COMPENSATION

Compensation Committee Report on Executive Compensation

         The Board's compensation policy is to reward exceptional performance by the Company's employees while providing reasonably competitive base compensation. The Compensation Committee is responsible for implementing this policy for the executive officers of the Company.

         The Committee evaluates the compensation packages of these executives at least annually. The Committee regularly discusses with independent compensation consultants both the composition and level of the compensation packages, and the Committee regularly informs the Board of the Committee's activities.

         In designing the compensation packages for the Company's executives, the Committee uses surveys, prepared by the compensation consultants, of the compensation practices for different job levels of other industrial companies with revenues of $1 billion or less. The Committee believes that those are the companies with which the Company most actively competes for executives. The job level for a position at AIPC and in the surveys is determined based upon the compensation consultants' analysis of the position's level of knowledge, accountability and problem solving (as contrasted to determining the job level based upon title). The use of job level analysis allows the Committee to compare more accurately the Company's compensation package for a particular executive with the market practices within the comparison market. The compensation consultants do not consider the financial performance of companies participating in the survey when comparing the Company's compensation packages to the market.

         The Committee's current compensation program has three primary components: base salary, annual incentives and long-term equity based incentives. The Committee's process of determining each of these components for the executives in general is discussed below.

         Base Salary. Generally, the Committee initially sets an executive's base salary at the median of the range of base salaries indicated in the surveys, but may adjust the salary, in the Committee's discretion, upwards or downwards within a limited range around that point. The Committee considers the recommendations of the Chairman of the Board and the Chief Executive Officer
when making any such adjustment. The Committee chooses the median of the base salary range so the Company's base salaries are competitive with the base salaries of other industrial companies. The Committee does not consider the financial performance of the Company in setting base salaries.

         Annual Incentives. The Committee uses annual incentives to focus executives on accomplishing specific objectives, both corporate and personal, that the Committee and Board believe are necessary to enhance the shorter-term performance of the Company. All executives participate in the annual cash incentive program administered by the Committee. Each of the various objectives, goals, targets and proportions related to determining the annual incentive is established by the Committee or agreed to with the executive prior to the period in which the performance is to be measured. The annual incentives may be paid in cash, equity, or both.

                                       18

         The Committee establishes annually a bonus, or incentive opportunity, for executives which varies according to job responsibilities. As a general policy, an executive's annual incentive payment is the result of a target annual incentive potential adjusted for the executive's personal performance and the financial performance of the Company. For executives with base salary at the median of the range, the Committee sets target annual incentive so that if earned, the executive's total compensation (base salary plus annual incentive)
would be between the fiftieth and seventy-fifth percentile level of the range of total cash compensation indicated in the compensation survey for the job level.
The Committee believes that this level is consistent with the Company's compensation policy of focusing on performance-based compensation.

         The personal performance component of the annual incentive is based upon the Committee's assessment of the executive's actual performance. This assessment includes a review of specific personal objectives and any evaluation provided by the executive's immediate supervisor. These corporate objectives vary among executives, but generally relate to corporate performance measures in the executive's area of responsibility. The personal goals also vary among executives, but generally focus on the key accountabilities defined in the job description. Each of these factors is given specific weight in determining the executive's performance rating. The Committee may also, in its discretion, take into account other factors in determining an executive's overall personal performance rating. This performance rating is used to adjust the target annual incentive downward or upward to arrive at the executive's personal performance component of the annual incentive. The Committee has the discretion to reduce the personal performance component to zero or, in cases of excellent performance, increase the personal performance component to 150% of the target.
The total potential annual incentive is based upon the executive's personal performance component, adjusted upward or downward based upon the actual financial performance of the Company.

         The financial performance rating of the Company is determined by the
Compensation Committee and is mainly based upon the comparison of the Company's actual earnings to a pre-established earnings targets for the measurement period. As a result, the financial performance portion may range from 0% to
133%. The Committee has discretion to modify these general guidelines as they evaluate overall performance, other incentives paid, and such other factors as may be appropriate. No bonuses were paid to any of the executives for fiscal year 2004.

         Long-term Equity Incentives. Equity incentives are a very important component of the Company's executive compensation program. Equity incentives are the most effective means known to the Committee of aligning an executive's interests with those of the stockholders and focusing the executive on creating long-term value for the Company's stockholders. Generally, all executives participate in the Company's equity incentives program. The Committee may, however, determine in its discretion to not award any equity incentives to certain executives. In making such a determination, the Committee will generally consider the executive's past performance and recommendations of the Chairman of the Board and Chief Executive Officer. No particular weighting is given to any of these factors.

         The Committee uses stock options with an exercise price equal to the value of the stock on the date of the option award as the Company's equity incentive because options do not reward the executive until all stockholders realize an increase in the value of their investment in the

                                       19

Company. The Committee sets the number of shares to be covered by any option awarded by equating the present value of the options (using an assumed appreciation and the cost of funds rates) to a target equity incentive level for the executive. It is the Committee's long-standing policy and practice not to re-price or reissue any options previously granted.

         The target equity incentive level is determined by setting target total direct compensation (base salary plus target annual and equity incentives) for a particular executive at the seventy-fifth percentile level of the range of values of the total direct compensation indicated in the compensation surveys for the job level. As with the annual incentives, the Committee believes this level is consistent with the Company's compensation policy of focusing on pay for performance.

         The Committee may then, in its discretion, adjust the target equity incentive level upwards or downwards within a limited range around the target level. The Committee does not generally consider any specific factors when making any adjustment to the target incentive level other than previously awarded equity incentives, the Committee's perception of the executive's contribution to the Company and the recommendations of the Chairman of the Board and the Chief Executive Officer. No particular weighting is given to these factors. The stock options awarded the Company's executives generally vest over a three or five year period, depending on the nature of the award.

         In fiscal year 2004, the executives (other than Mr. Webster and Mr.
Schroeder) received options vesting over three or five years.

Compensation of the Chief Executive Officer

         The Committee determines Mr. Webster's compensation package using the same methods as it uses for the other executives of the Company. For fiscal year
2004, the Committee set Mr. Webster's base salary at approximately the midpoint of the range of comparable salaries indicated on the surveys utilized. Mr.
Webster's 2004 annual incentive performance objectives were based on the earnings of the Company and meeting all of his personal annual performance objectives. Based on the Company's overall performance not meeting these objectives, Mr. Webster received no bonus for fiscal year 2004.

Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code generally limits deductions by publicly held corporations for federal income tax purposes to $1 million of compensation paid to each of the executive officers listed in the corporation's summary compensation table unless such excess compensation is "performance based" as defined in section 162(m). The compensation of the Company's executives does not reach the section 162(m) level. The Committee will review from time to time in the future the potential impact of section 162(m) on the deductibility of executive compensation. However, the Committee intends to maintain the flexibility to take actions that it considers to be in the best interests of the Company and its stockholders and which may be based on considerations in addition to tax deductibility.

                                       20

THE COMPENSATION COMMITTEE.

         Mark C. Demetree, Chairman
         Robert H. Niehaus
         Jonathan E. Baum

Compensation Committee Interlocks and Insider Participation

         All compensation decisions during the fiscal year ended October 1, 2004 for each of the Named Executive Officers were made by the Compensation Committee of the Board of Directors, consisting of Messrs. Niehaus, Demetree and Baum, none of whom is or was an officer or employee of the Company during the last fiscal year.

Summary Compensation Table

         The Summary Compensation Table below shows certain information concerning the compensation paid by AIPC to the CEO and the Named Executive
Officers during fiscal 2004 (based upon the total salary and bonus paid with respect to fiscal 2004).

                                          FISCAL PERIOD                   LONG-TERM
                                          COMPENSATION               COMPENSATION AWARDS
                                          ------------               -------------------

  NAME AND PRINCIPAL     FISCAL                                  RESTRICTED     SECURITIES           ALL
          -----------                                               STOCK       UNDERLYING          OTHER
       POSITION           PERIOD     SALARY ($)    BONUS ($)      AWARDS($)    OPTIONS (#)      COMPENSATION($)
       --------           -------    ----------    ---------      ---------    -----------      ---------------

Timothy S. Webster         2004      $583,922      $   --         $   --                 --         $16,978  (4)
   President and Chief     2003       583,004     75,000 (1)     50,000 (1)         100,000          22,364  (4)
Executive Officer          2002       470,953         -- (2)    289,800 (3)         125,000          16,835  (4)

Horst W. Schroeder         2004       264,000          --             --                 --           1,142  (6)
Chairman of the   Board    2003       166,000     50,000 (1)    145,225 (1)(5)       90,000           9,409  (6)
                           2002       250,000         -- (2)          --                 --           9,021  (6)

Warren B. Schmidgall       2004       245,605          --             --                 --          12,886  (8)
   EVP (15)                2003       248,639     35,000 (1)     13,500 (1)          11,484          18,326  (8)
                           2002       216,200         -- (2)     92,025 (7)          40,000          13,688  (8)

Walter N. George           2004       230,430          --       433,500 (11)         30,000          12,980 (10)
   EVP - Supply Chain      2003       216,125     50,000 (1)     21,500 (1)          19,500          19,124 (10)
and Logistics              2002       190,863         -- (2)     46,013 (9)          35,000          49,053 (10)

Daniel W. Trott            2004       296,671          --        289,000 (14)        60,000          58,547 (13)
   EVP - Sales and         2003        32,902     25,000 (1)     209,000 (12)        60,000              35 (13)
Marketing                  2002            --           --            --                 --              --

     (1)  In addition to the cash bonus listed above, the following executives received a portion of their annual bonus in the form of restricted stock granted in January 2004. The cash value of such grants is as follows: Mr. Webster - $50,000; Mr. Schroeder - $25,000; Mr.
          Schmidgall - $13,500; Mr. George - $21,500. The number of shares granted was calculated based on the fair market value of the Common
          Stock as of the date of grant. In addition, as part of this 2003 bonus, in January 2004 Mr. Schmidgall was granted options to purchase
          1,484 shares of Common Stock (valued at $19,000 based on the Black
          Scholes method of valuation). The exercise price of the options was based on the fair market value of the Common Stock on the date of grant.

     (2)  For fiscal year 2002, given the significant equity incentives granted to the executive officers, the extension of employment agreements, increases in job evaluations and related target base salaries considering the Company's increase in size and complexity, and certain timing shortfalls in achieving specific goals, the Committee chose not to pay additional incentives in the form of cash bonuses to the executive officers for fiscal 2002.

                                       21

     (3)  Mr. Webster was granted 6,000 shares of restricted stock on May 30,
          2002 in connection with his May 30, 2002 employment agreement. The award vests annually in three equal installments beginning May 30,
          2003. The value of the restricted stock at October 1, 2004 was
          $157,680. All dividends are paid on the restricted stock.

     (4)  Includes contributions on the officer's behalf to the American Italian
          Pasta Company Retirement Savings Plan in the amounts of $5,311,
          $6,369, and $3,804 in fiscal years 2004, 2003, and 2002, respectively, premiums paid by the Company on insurance policies in the amounts of
          $6,853, $11,621, and $9,021 in fiscal years 2004, 2003, and 2002, respectively, and premiums paid by the Company on a split dollar life insurance policy in the amounts of $4,814, $4,374, and $4,010, in fiscal years 2004, 2003, and 2002, respectively.

     (5)  Mr. Schroeder was granted 3,500 shares of restricted stock on January
          14, 2003 in connection with his January 14, 2003 employment agreement.
          The award vests annually in three equal installments beginning January
          14, 2004. The value of the restricted stock at October 1, 2004 was
          $91,980. All dividends are paid on the restricted stock.

     (6)  Represents premiums paid by the Company on insurance policies for the benefit of the Named Executive Officer.

     (7)  Mr. Schmidgall was granted 2,500 shares of restricted stock on
          September 1, 2002, vesting in three equal, annual installments on each of the first three anniversaries of the date of grant, in connection with his new employment agreement. The value of the restricted stock at October 1, 2004 was $65,700. All dividends are paid on the restricted stock.

     (8)  Includes contributions on the officer's behalf to the AIPC retirement savings plan in the amount of $6,231, $5,979, and $4,713 in fiscal years 2004, 2003, and 2002, respectively, and premiums paid by the
          Company on insurance policies in the amount of $6,655, $12,347, and
          $8,975 in fiscal years 2004, 2003, and 2002, respectively.

     (9)  Mr. George was granted 1,250 shares of restricted stock on August 27,
          2002, vesting in three equal, annual installments on each of the first three anniversaries of the date of grant, in connection with his new employment agreement. The value of the restricted stock at October 1,
          2004 was $32,850. All dividends are paid on the restricted stock.

     (10) Includes contributions on the officer's behalf to the American Italian
          Pasta Company Retirement Savings Plan in the amounts of $6,577,
          $6,065, and $7,544 in fiscal years 2004, 2003, and 2002, respectively, and premiums paid by the Company on insurance policies in the amounts of $6,403, $13,059, and $8,953 in fiscal years 2004, 2003, and 2002, respectively, and relocation fees of $32,556 in fiscal year 2002.

     (11) Mr. George was granted 15,000 shares of restricted stock on August 4,
          2004, vesting in five equal annual installments on each of the first five anniversaries of the date of grant, in connection with his new employment agreement. The value of the restricted stock at October 1,
          2004 was $394,200. All dividends are paid on the restricted stock.

     (12) Mr. Trott was granted 5,000 shares of restricted stock on August 25,
          2003, vesting in five equal annual installments on each of the first five anniversaries of the date of grant, in connection with his employment agreement. The value of the restricted stock at October 1,
          2004 was $131,400. All dividends are paid on the restricted stock.

     (13) Includes contributions on the officer's behalf to the American Italian
          Pasta Company Retirement Savings Plan in the amount of $1,318 in fiscal year 2004, and premiums paid by the Company on insurance policies in the amounts of $2,134 and $35, in fiscal years 2004 and
          2003, respectively, and relocation fees of $30,095 and a signing bonus of $25,000, in fiscal year 2004.

     (14) Mr. Trott was granted 10,000 shares of restricted stock on August 4,
          2004, vesting in five equal annual installments on each of the first five anniversaries of the date of grant, in connection with his employment agreement. The value of the restricted stock at October 1,
          2004 was $262,800. All dividends are paid on the restricted stock.

     (15) Mr. Schmidgall was Executive Vice President - Chief Financial Officer
          through August 2004. (16)

                                       22

Option Grants in Fiscal Year 2004

         The following table sets forth information with respect to the options granted by AIPC during fiscal year 2004 to AIPC's Executive Officers named in the Summary Compensation Table above.

                                            INDIVIDUAL GRANTS
                        ----------------------------------------------------------
                                        % OF TOTAL                                  POTENTIAL REALIZABLE VALUE
                                          OPTIONS                                   AT ASSUMED ANNUAL RATES OF
                            SHARES       GRANTED TO                                  STOCK PRICE APPRECIATION
                          UNDERLYING      EMPLOYEES   EXERCISE                         FOR OPTION TERM (2)
                           OPTIONS       IN FISCAL     PRICE PER     EXPIRATION         -------------------
NAME                       GRANTED          2004       SHARE (1)        DATE            5%             10%
----                       -------          ----       ---------        ----            --             ---

Timothy S. Webster              --             --         --               --              --              --

Horst W. Schroeder              --             --         --               --              --              --

Warren B. Schmidgall         1,484           0.4%       $37.05       01/19/14         $34,578         $87,627

Walter N. George            30,000           8.6%       $28.90       08/04/14        $545,252      $1,381,775

Daniel W. Trott             20,000           5.7%       $28.90       08/04/14        $363,501        $921,183
                            40,000          11.5%       $27.19       08/25/14        $683,986      $1,733,354

     (1)  The exercise price is based on the fair market value at the date of the grant of the option. The options have various vesting periods, ranging from three to five years, and the options terminate ten years from the date of grant, subject to earlier termination in certain conditions. The exercisability of the options is accelerated in the event of a change of control (as defined in the option agreements).

     (2)  The amounts shown as potential realizable values are based on assumed annualized rates of appreciation in the price of Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

Aggregated Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values

         The following table sets forth information with respect to the aggregate option exercises during fiscal 2004 by the Named Executive Officers and the number and value of options held by such officers as of October 1, 2004.

                                                              NUMBER OF                  VALUE OF UNEXERCISED
                         SHARES                          UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS (1)
                        ACQUIRED         VALUE           -------------------           ------------------------
                     UPON EXERCISE     REALIZED
NAME                       (#)            ($)      EXERCISABLE  UNEXERCISABLE       EXERCISABLE    UNEXERCISABLE
----                 --------------    --------    ------------ -------------       -----------    -------------

Timothy S. Webster           --               --      764,620          37,500       $6,540,743               --

Horst W. Schroeder           --               --      547,357          37,500       $3,895,456               --

Warren B.
Schmidgall                   --               --      157,500          11,484         $561,400               --

Walter N. George             --               --       60,083          59,417               --               --

Daniel W. Trott              --               --       20,000         100,000               --               --

     (1)  Based on the price of the Company's Common Stock at the close of business on Friday, October 1, 2004 (which was $26.28) and the exercise price of the options.

                                       23

Equity Compensation Plan Information

         In October 1992, a stock option plan was established that authorizes the granting of options to purchase up to 1,201,880 shares of Common Stock by certain officers and key employees. In October 1993, an additional plan was established that authorizes the granting of options to purchase up to 82,783 shares of Common Stock. In October 1997, a third stock option plan was established (the "1997 Plan") that authorizes the granting of options to purchase up to 2,000,000 shares of Common Stock by certain officers and key employees. Shares remaining under the 1997 Plan at the time the 2000 Plan was adopted or which become available due to forfeiture will be available for issuance under the 2000 Plan. In December 2000, a fourth stock option plan was established that authorizes the granting of options to purchase up to 1,000,000 shares of Common Stock by certain officers and key employees. In February 2004, an amendment to increase the shares available under the plan from 1,000,000 to
1,800,000 was approved. The stock options expire 10 years from the date of grant and become exercisable over the next one to five years in varying amounts depending on the terms of the individual option agreements. The Company has no equity plans that have not been approved by stockholders.

         The following table summarizes information with respect to options under AIPC's equity compensation plans as of October 1, 2004.

                                     Number of securities                          Number of securities remaining
                                       to be issued upon      Weighted-average      available for future issuance
                                          exercise of         exercise price of       under equity compensation
                                     outstanding options,   outstanding options,     plans (excluding securities
                                      warrants and rights    warrants and rights      reflected in column (a))
           Plan Category                      (a)                    (b)                         (c)
           -------------             ---------------------- ---------------------- --------------------------------

Equity compensation plans approved by security holders:

2000 Equity Incentive Plan                1,161,782                $35.90                      753,178

1997 Equity Incentive Plan                1,293,375                $20.89                           --

1993 Nonqualified Stock Option Plan          27,641                $31.81                        8,951

1992 Stock Option Plan                      327,764                $17.61                       22,171

Employment Agreements, Severance of Employment Agreements and Change of Control
Arrangements with Named Executive Officers

         MR. WEBSTER. On May 30, 2002, Mr. Webster and the Company entered into a new employment agreement, which terminates on September 30, 2005. The employment agreement was amended on March 3, 2003 to extend through September
29, 2006. Under the agreement, Mr. Webster is entitled to an initial annual base salary of $460,000, subject to annual adjustment and periodically updated job evaluation by the Compensation Committee. Mr. Webster is also eligible to receive annual bonuses at the discretion of the Board under the Company's
Salaried Bonus Plan (the "Bonus Plan"). On the effective date of his employment agreement, Mr. Webster was granted options to purchase 125,000 shares of Common
Stock, at an exercise price of $48.30 per share and issued 6,000 shares of restricted stock. If Mr. Webster's employment is terminated without cause, due to his disability or if he resigns for good reason, he is to receive his annual base salary plus bonus for a period of twenty-four (24) months. He receives no

                                       24

severance payment in the event of any other termination. Mr. Webster has agreed not to compete with the Company for two years after termination of employment, subject to the receipt by Mr. Webster of certain severance payments, in some cases at the election of the Company. All stock options awarded to Mr. Webster will vest (i) immediately upon a termination of his employment without cause or his resignation for good reason; (ii) if the employment agreement expires and the Company does not offer Mr. Webster a new agreement on terms no less favorable than those in the current agreement; or (iii) upon a change of control
(as defined in the agreement).

         MR. SCHROEDER. On January 13, 2003, Mr. Schroeder and the Company
entered into a new employment agreement which terminates on September 30, 2006.
Under the agreement, Mr. Schroeder will serve as Chairman of the Board and is entitled to receive base compensation of $4,000 per day of service to the
Company, subject to a minimum payment of $120,000 per year. Mr. Schroeder is eligible to participate in the Company's Bonus Plan. On the effective date of his employment agreement, Mr. Schroeder was granted options to purchase 75,000 shares of common Stock, at an exercise price of $34.35 per share and issued
3,500 shares of restricted stock. If Mr. Schroeder terminates his agreement for good reason, including a change of control, he is entitled to receive payment of all unpaid amounts due for service rendered, as well as an additional amount equal to the unpaid balance due for the remainder of the term of the agreement and an additional payment equal to $2,000 multiplied by the number of days of service remaining under the term, which in no event shall be more than 30 days during any calendar year. In addition, upon termination of employment for good reason, the unvested portion of Mr. Schroeder's options under the Company's stock option plans will become immediately vested. Mr. Schroeder has agreed not to compete with the Company for a period of two years after termination of his employment.

         MR. SCHMIDGALL. On September 1, 2002, Mr. Schmidgall and the Company
entered into a new employment agreement which terminates on September 30, 2005.
Under the agreement, Mr. Schmidgall is entitled to an initial annual salary of
$215,000, subject to annual adjustment by the Board. Mr. Schmidgall is also eligible to receive annual bonuses at the discretion of the Board under the
Company's Bonus Plan. On the effective date of his employment agreement, Mr.
Schmidgall was granted options to purchase 40,000 shares of Common Stock, at an exercise price of $36.81 and issued 2,500 shares of restricted stock. If Mr.
Schmidgall's employment is terminated without cause or if he resigns for good reason, he is to receive payments equal to one year's annual base salary. If Mr.
Schmidgall is terminated without cause within six months following a change of control of the Company, he is entitled to his base salary and bonus for a period of one year following such termination. He receives no severance payment in the event of any other termination. Mr. Schmidgall has agreed not to compete with the Company for eighteen months after termination of employment. All stock options awarded to Mr. Schmidgall will vest upon a change of control.

         MR. GEORGE. On September 1, 2002, Mr. George and the Company entered into a new employment agreement which terminates on September 30, 2005. Under the agreement, Mr. George is entitled to an initial annual salary of $190,000, subject to annual adjustment by the Board. Mr. George is also eligible to receive annual bonuses at the discretion of the Board under the Company's Bonus
Plan. On the effective date of his employment agreement, Mr. George was granted options to purchase 35,000 shares of Common Stock, at an exercise price of
$36.81 and issued 1,250 shares of restricted stock. If Mr. George's employment is terminated without cause or if he resigns for good reason, he is to receive payments equal to one year's annual base salary. If Mr. George is terminated without

                                       25

cause within six months following a change of control of the Company, he is entitled to his base salary and bonus for a period of one year following such termination. He receives no severance payment in the event of any other termination. Mr. George has agreed not to compete with the Company for eighteen months after termination of employment. All stock options awarded to Mr. George will vest upon a change of control.

         MR. TROTT. On August 25, 2003, Mr. Trott and the Company entered into a new employment agreement, which terminates on September 30, 2006. Under the agreement, Mr. Trott is entitled to an initial annual salary of $285,000, subject to annual adjustment by the Board. Mr. Trott is also eligible to receive annual bonuses at the discretion of the Board under the Company's Bonus Plan. On the effective date of his employment agreement, Mr. Trott was granted options to purchase 60,000 shares of Common Stock, at an exercise price of $41.80 and issued 5,000 shares of restricted stock. In addition on August 25, 2004, Mr.
Trott was granted options to purchase 40,000 shares of Common Stock, at an exercise price of $27.19. If Mr. Trott's employment is terminated without cause or if he resigns for good reason, he is to receive payments equal to one year's annual base salary. If Mr. Trott is terminated without cause within six months following a change of control of the Company, he is entitled to his base salary and bonus for a period of one year following such termination. He receives no severance payment in the event of any other termination. Mr. Trott has agreed not to compete with the Company for twenty-four months after termination of employment. All stock options awarded to Mr. Trott will vest upon a change of control.

         MR. SHADID. On September 10, 2004, George D. Shadid and the Company
entered into an employment agreement, effective August 1, 2004, which terminates on September 30, 2007. Under the agreement, Mr. Shadid is entitled to an initial annual salary of $275,000, subject to annual adjustment by the Board. Mr. Shadid is also eligible to receive annual bonuses at the discretion of the Board under the Company's Bonus Plan. On August 3, 2004, Mr. Shadid was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $28.90 per share and Mr. Shadid was issued 10,000 shares of restricted stock. If Mr. Shadid's employment is terminated without cause or if he resigns for good reason, he is to receive payments equal to one year's annual base salary. If Mr. Shadid is terminated without cause within six months following a change of control of the
Company, he is entitled to his base salary and bonus for a period of one year following such termination. He receives no severance payment in the event of any other termination. Mr. Shadid has agreed not to compete with the Company for twenty-four months after termination of employment. Upon a change of control,
Mr. Shadid's shares of restricted stock and options to purchase stock will immediately become fully vested and exercisable and all restrictions on any stock grants will be immediately removed.

         Prior to August 1, 2004, Mr. Shadid was a non-officer employee of the
Company providing consulting services and was paid $105,983 in that capacity during fiscal year 2004.

                                       26

Salaried Bonus Plan

         The Company maintains the Bonus Plan for certain salaried employees of the Company, including the Named Executive Officers. The Bonus Plan permits these employees to earn cash performance bonus awards of up to a percentage of their respective salaries as determined by the Board of Directors, or by management on the Board's behalf. The amount of any bonus is based upon the
Company's performance and the individual performance of such participant.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Expense Reimbursement Agreement

         The Company entered into an agreement with HWS & Associates, Inc.
("HWS") effective October 1, 1999 pursuant to which the Company agreed to reimburse HWS for certain costs and expenses incurred by HWS in connection with supporting the activities of Horst W. Schroeder as an employee and Chairman of the Board of the Company and the activities of other employees of the Company.
Mr. Schroeder, a Director and the Chairman of the Board of the Company, owns HWS and serves as its President. Pursuant to this agreement, on a quarterly basis, beginning October 1, 1999 and continuing during the term of Mr. Schroeder's employment by the Company, HWS will invoice the Company in advance for reimbursement of such expenses, and will be reimbursed for such expenses in the amount of $18,750 per quarter. Effective January 21, 2002, this agreement was revised to reduce the expense reimbursement amount to $13,750 per quarter. In fiscal 2004, the Company paid Mr. Schroeder $55,000 under this agreement.

                               VOTING AND PROXIES

         Stockholders at the Annual Meeting will consider and vote upon: (1) the election of three Directors; (2) approval of an amendment to the Employee Stock
Purchase Plan to increase the shares available under the Plan from 50,000 to
100,000; (3) ratification of the Board's selection of Ernst & Young LLP to serve as the Company's Independent Auditors for fiscal year 2005; and (4) such other matters as may properly come before the Annual Meeting or any adjournment thereof. Stockholders do not have dissenters' rights of appraisal in connection with any of these matters. Each of these matters has been proposed by the Board and none of them is related to or contingent on the other.

         Only the holders of the Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.
On that date, AIPC had outstanding 18,114,523 shares of Common Stock eligible to be voted at the Annual Meeting.

         The Common Stock constitutes AIPC's only class of voting securities outstanding and will vote as a single class on all matters to be considered at the Annual Meeting. Each holder of Common Stock is entitled to cast one vote for each share of Common Stock held on the Record Date on all matters. Stockholders do not have the right to vote cumulatively in the election of Directors.

                                       27

         In order for any of the proposals to be approved at the Annual Meeting
(other than the election of Directors) by the stockholders, a quorum, consisting of the holders of a majority of the shares of Common Stock entitled to vote, must be present. The shares of Common Stock of each stockholder entitled to vote at the Annual Meeting who is present, either in person or through a proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes such shares. The Directors are elected by an affirmative vote of the plurality of a quorum of shares of Common Stock present at the Annual Meeting that are entitled to vote. Proposals 2 and 3 must be approved by a majority of the shares of Common Stock present at the meeting that are entitled to vote.

         Voting ceases when the chairman of the Annual Meeting closes the polls.
The votes are counted and certified by inspectors appointed by the Board in advance of the Annual Meeting. In determining the percentage of shares that have been affirmatively voted for a particular proposal (other than the election of
Directors), the affirmative votes are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. A stockholder may abstain from voting on any proposal other than the election of directors, and shares for which the holders abstain from voting are counted for purposes of determining a quorum but are not considered to be votes affirmatively cast.
Abstaining will, thus, have the effect of a vote against a proposal. With regard to the election of Directors, a stockholder may cast votes in favor of a candidate or withhold his or her votes; votes that are withheld will be excluded entirely from the vote and will have no effect.

         Under the rules of the New York Stock Exchange (the "NYSE"), member brokers who hold shares of Common Stock in the broker's name for customers are required to solicit directions from those customers on how to vote such shares.
In the absence of any such instructions, the brokers may vote shares of Common
Stock on certain proposals. The staff of the NYSE, prior to the Annual Meeting, informs the brokers of those proposals upon which the brokers are entitled to vote the undirected shares. Proposals 1 and 3 are routine items upon which brokers are entitled to vote undirected shares. Proposal 2 is a non-routine item upon which brokers do not have authority to vote undirected shares.

         When a broker does not vote because instructions are not received, it is referred to as a "broker non-vote" (customer-directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because in most cases some of the shares held in the broker's name have been voted on at least some proposals, and therefore, all of such shares are considered present at the Annual Meeting for purposes of determining a quorum. A broker non-vote will not be considered present and entitled to vote on non-routine items and will have no impact on the vote for any proposal.

         Stockholders who return a properly executed proxy are appointing the
Proxy Committee to vote their shares of Common Stock covered by the Proxy. That
Committee has three members whose names are listed on the accompanying proxy card, each of whom is a Director or executive officer of AIPC. A stockholder wishing to name as his or her proxy someone other than the Proxy Committee designated on the proxy card may do so by crossing out the names of the designated proxies and inserting the name of such other person. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it directly to the person so named

                                       28

and for that person to be present in person and vote at the Annual Meeting.
Proxy cards so marked should NOT be mailed to AIPC.

         The Proxy Committee will vote the shares of Common Stock covered by a proxy in accordance with the instructions given by the stockholders executing such proxies. If a properly executed and unrevoked proxy solicited hereunder does not specify how the shares represented thereby are to be voted, the Proxy
Committee intends to vote such shares FOR the election as directors of the persons nominated by management, FOR the amendment to the Employee Stock
Purchase Plan, FOR ratification of the Board's selection of Ernst & Young LLP to serve as AIPC's Independent Auditors for fiscal year 2005 and in accordance with their discretion upon such other matters as may properly come before the Annual
Meeting.

         A stockholder may revoke a valid proxy with a later-dated, properly executed proxy or other writing delivered to the Corporate Secretary of AIPC at any time before the polls for the Annual Meeting are closed. Attendance at the
Annual Meeting will not have the effect of revoking a valid proxy unless the stockholder delivers a written revocation to the Corporate Secretary before the proxy is voted. Stockholders whose shares are held by a broker will have to contact the broker to determine how to revoke a proxy solicited through the broker.

401(k) Plan Participants

         Participants in the American Italian Pasta Company Retirement Savings
Plan (the "401(k) Plan") are provided a separate voting instruction card
(accompanying this Proxy Statement) to instruct the trustee of the 401(k) Plan how to vote the shares of Common Stock held on behalf of such participant. The
401(k) Plan trustee is required under the trust agreement to vote the shares in accordance with the instructions indicated on the voting instruction card. If the voting instruction card is not returned, the trustee is required under the applicable trust agreement to vote such shares, as well as any unallocated shares, in the manner directed by a committee designated under the plan. The voting instruction card should be returned directly to the trustee in the envelope provided AND SHOULD NOT BE RETURNED TO AIPC. The mailing address of the trustee is Gold Trust Company, 11301 Nall Avenue, Leawood, Kansas 66211. 401(k)
Plan participants who wish to revoke a voting instruction card will need to contact the trustee and follow its procedures.

         Confidentiality of Voting of 401(k) Plan Participants. Under the terms of the 401(k) Plan trust agreement, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants' free exercise of their voting rights.

Holders of Restricted Stock

         Holders of restricted shares of Common Stock issued pursuant to the
2000 Equity Plan have the right to vote.

                                       29

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Common Stock as of the Record Date by each person owning beneficially more than five percent of the outstanding shares of Common Stock, based on information available to the Company. Beneficial ownership is generally either the sole or shared power to vote or dispose of the shares. The percentage ownership is based on the number of shares outstanding as of the Record Date.
Except as otherwise noted, the holders have sole voting and dispositive power.

                                                                        Class A Common Stock
                                                                         Beneficially Owned
Name and Address of Beneficial Owner                        Number of Shares               Percent (1)
------------------------------------                        ----------------               -----------

PrimeCap Management Company (2)
    225 So. Lake Avenue #400
    Pasadena, CA 91101                                          1,550,910                      8.6%

Waddell & Reed Investment Management Co. (3)
     6300 Lamar Avenue
     Shawnee Mission, KS 66201                                  1,496,286                      8.3%

T. Rowe Price Associates, Inc. (4)
     100 E. Pratt Street                                        1,119,300                      6.2%
     Baltimore, MD 21202

TimesSquare Capital Management, Inc. (5)
    Four Times Square, 25th Floor                               1,025,994                      5.7%
    New York, NY 10036

Neuberger Berman, Inc. (6)
    605 Third Avenue                                             994,809                       5.5%
    New York, NY 10158-3698

Brown Capital Management, Inc. (7)
     1201 N. Calvert Street                                      993,022                       5.5%
     Baltimore, MD  21202

Delaware Management Holdings (8)
     2005 Market Street                                          989,947                       5.5%
     Philadelphia, PA 19103

---------------------------

     (1)  Beneficial ownership is determined in accordance with the rules of the
          United States Securities and Exchange Commission. In computing the number and percentage of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or will become exercisable within 60 days of the Record
          Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

     (2)  Based upon an amended Schedule 13G dated October 31, 2004. According to such Schedule 13G, PrimeCap Management Company has sole voting power with respect to 1,253,050 shares and sole power to dispose of
          1,550,910 shares.

     (3)  Based upon an amended Schedule 13G dated June 8, 2004.

     (4)  Based upon an amended Schedule 13G dated February 13, 2004, these securities are owned by various individual and institutional investors, including T. Rowe Price Associates, Inc., (which owns
          1,119,300 shares, representing 6.2% of the shares outstanding), which
          T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to

                                       30

          direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. According to such
          Schedule 13G, T. Rowe Price Associates, Inc. has sole voting power with respect to 261,900 shares and sole power to dispose of 1,119,300 shares.

     (5)  Based upon an amended Schedule 13G dated February 12, 2004. According to such Schedule 13G, TimesSquare Capital Management, Inc. has sole voting power with respect to 842,360 shares and sole power to dispose of 1,025,994 shares.

     (6)  Based upon a Schedule 13G dated February 13, 2004. According to such
          Schedule 13G, Neuberger Berman, Inc. has sole voting power with respect to 19,159 shares, shared voting power with respect to 724,200 shares and sole power to dispose of 994,809 shares.

     (7)  Based upon an amended Schedule 13G dated December 31, 2003. According to such Schedule 13G, Brown Capital Management, Inc. has sole voting power with respect to 351,310 shares and sole power to dispose of
          993,022 shares.

     (8)  Based upon an amended Schedule 13G dated February 4, 2004. According to such Schedule 13G, Delaware Management Holdings has sole voting power with respect to 985,727 shares, shared voting power with respect to 144,000 shares and sole power to dispose of 989,947 shares.

                              STOCKHOLDER PROPOSALS

         To be properly brought before the Annual Meeting, a stockholder proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or
(iii) otherwise properly brought before the meeting by a stockholder.

         If a holder of the Company's Common Stock wishes to present a proposal, other than the election of a Director, in AIPC's proxy statement for next year's annual meeting of stockholders, such proposal must be received by AIPC on or before September 11, 2005. Such proposal must be made in accordance with the applicable laws and rules of the Securities and Exchange Commission and the interpretations thereof. Any such proposal should be sent to the Corporate
Secretary of AIPC at 4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri
64116.

         In order for a stockholder proposal that is not included in AIPC's proxy statement for next year's annual meeting of stockholders to be properly brought before such meeting, such proposal must be delivered to the Corporate
Secretary and received at AIPC's executive offices no earlier than November 23,
2005 and no later than December 23, 2005 (assuming a meeting date of February
17, 2005) and such proposal must also comply with the procedures outlined below, which are set forth in AIPC's By-laws. The determination that any such proposal has been properly brought before such meeting is made by the officer presiding over such meeting.

Director Nominations

         With respect to stockholder nominations of candidates for the Board,
AIPC's Bylaws provide that not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders
(provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the
Nomination Notice (as defined below) by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs), any stockholder who intends to make a

                                       31

nomination at the Election Meeting (as defined in the Company's Bylaws) shall deliver a notice in writing (the "Nomination Notice") to the Secretary of AIPC at its principal executive offices setting forth (a) as to each nominee whom the stockholder proposes to nominate for election as a director, (i) the name, date of birth, business address and residence address of such individual, (ii) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience,
(iii) whether the nominee is or ever has been at any time a director, officer or owner of 5 percent or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (iv)
any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the
Investment Company Act of 1940, as amended, (v) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding, decree or proceeding which may be material to an evaluation of the ability or integrity of the nominee, and (vi) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the
Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the person submitting the Nomination Notice and any person acting in concert with such person, (i) the name and business address of such Person, (ii) the name and addresses of such person as they appear on the Company's books, (iii)
the class and number of shares of the Company that are beneficially owned by such person, (iv) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons
(including their names) pursuant to which the nomination(s) are to be made by such stockholder and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with the Nomination Notice.

Matters Other Than Director Nominations

         AIPC's Bylaws provide that, in addition to any other applicable requirements, for a proposal to be properly brought before the meeting by a stockholder, (a) the stockholder must have been a stockholder of record on the date of the giving of the notice of the Stockholder Proposal and on the record date for the determination of stockholders entitled to vote at such meeting; and
(b) such stockholder has filed a written notice (a "Proposal Notice") setting forth with particularity (i) the names and business addresses of the proponent and all persons or entities (collectively, the "persons" and, singularly, a
"person") acting in concert with the proponent; (ii) the name and address of the proponent and the persons identified in clause (i), as they appear on the
Corporation's books (if they so appear); (iii) the class and number of shares of
AIPC beneficially owned by the proponent and the persons identified in clause
(i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and

                                       32

(v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of
AIPC to consider the Stockholder Proposal; and (c) the Proposal Notices must be delivered to the Secretary and received at the principal executive offices of
AIPC (1) in the case of an annual meeting, not less than 60 days nor more than
90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the Proposal Notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs, or (2) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting is mailed or public disclosure of the date of the special meeting is made, whichever first occurs.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires AIPC's directors and executive officers, and other persons, legal or natural, who own more than 10 percent of AIPC's Common Stock (collectively,
"Reporting Persons"), to file reports of their ownership of such stock, and the changes therein, with the Securities and Exchange Commission, the New York Stock
Exchange and AIPC (the "Section 16 Reports"). Based upon a review of Forms 3 and
4 and amendments thereto furnished to the Company during the most recent fiscal year, Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representation from a person that no Form 5 is required, all such reports due were filed in a timely manner during fiscal year 2004, except that Mr. Baum did not report one transaction in
February 2001 and one transaction in December 1998. Those transactions have been reported on a Form 4 filed in January 2005.

                                  OTHER MATTERS

         AIPC will bear the cost of the Annual Meeting, including the cost of mailing the proxy materials and any supplemental materials. Directors, officers and employees not specifically engaged or compensated for that purpose may also solicit proxies by telephone, telegraph or in person. In addition, AIPC may reimburse brokerage firms and other persons representing beneficial owners of
AIPC's shares for their expenses in forwarding this Proxy Statement, the Annual
Report and other soliciting materials to such beneficial owners.

         Brokers, dealers, banks, voting trustees, other custodians, and their nominees are asked to forward soliciting materials to the beneficial owners of shares held of record by them and upon request will be reimbursed for their reasonable expenses in completing the mailing of soliciting materials to such beneficial owners.

         The Board knows of no other matters that are expected to be presented for consideration at the Annual Meeting. As of the date of this Proxy Statement, no notice of any matters has been

                                       33

received in accordance with AIPC's Bylaws, as discussed above. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

         Notwithstanding anything to the contrary set forth in any of AIPC's previous filings under the Securities Act of 1933, as amended, or the Exchange
Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report, the Compensation Committee Report
on Executive Compensation and the Stock Performance Graph (included herein)
shall not be incorporated by reference into any such filings.

Kansas City, Missouri
January 7, 2005

         AIPC will furnish without charge, a copy of its Annual Report on Form
10-K for the year ended October 1, 2004 (without exhibits) as filed with the
Securities and Exchange Commission (the "SEC") upon written request. The Annual
Report on Form 10-K includes a list of all exhibits thereto. AIPC will furnish written copies of such exhibits upon written request therefor and payment of
AIPC's reasonable expenses in furnishing such exhibits. Each such request must set forth a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Common Stock entitled to vote at the Annual Meeting. Such written request should be directed to the Corporate
Secretary of AIPC, 4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri
64116. The Annual Report on Form 10-K for the year ended October 1, 2004 with exhibits, as well as other filings by AIPC with the SEC, are also available through the SEC's Internet site on the World Wide Web at www.sec.gov.

                                       34

                                                                     APPENDIX A

                         AMERICAN ITALIAN PASTA COMPANY

                             AUDIT COMMITTEE CHARTER

This charter governs the operations of the audit committee in monitoring the financial reporting processes on behalf of the Board of Directors. While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's Code of Ethics.

1.       The committee will have three members, each of whom will meet the independence standards of the NYSE and the Sarbanes-Oxley Act of 2002.
         Committee members will be financially literate and their backgrounds will include at least one of the following key qualities:

         •   industry knowledge
         •   financial reporting or auditing background
         •   experience in business risk management
         •   experience as an audit committee member with a publicly held company

         At least one member of the committee will be an "audit committee financial expert", as designated by the Board of Directors.

         A committee member may not serve on more than three public company audit committees.

2. It will be the committee's responsibility to:

        • Assess auditors' performance and performance of the lead auditor; select the auditors and request Board ratification of the appointment; approve the auditor's fees; assess auditor independence; pre-approve any other engagements performed by the audit firm for the Company and assess the impact on the auditor's independence; and ascertain compliance with the limitations on performance of non-audit services.

        • The committee shall meet as it deems necessary to carry out its responsibilities, but at minimum shall meet as follows. One meeting shall be held prior to commencement of external audit to discuss key business, financial and regulatory risk as well as the scope of the audit examination. Another meeting shall be held after completion of the audit examination, to review results of the audit. In addition, there shall be quarterly meetings to review and discuss the following with management and the
               auditors: 1) financial statements, including M D & A, 2) earnings releases, 3) financial information and guidance provided to analysts, and 4) results of the auditors' quarterly review, including GAAP alternatives preferred by the auditors (if any), and other issues that arose during the audit. At least twice annually, the committee will meet with the auditors without management to facilitate open auditor communication.

                                      A-1

        • Periodically receive and evaluate reports from senior
               management on processes for identification and control of key business, financial and regulatory risks.

        • Periodically, meet separately with management, with personnel responsible for the internal audit function, and with the
               independent auditors.

        • Work with senior management to develop a corporate code of conduct and to monitor compliance.

        • Monitor the procedures for insuring the integrity and quality of annual and interim reporting to stakeholders.

       • Review and approve significant new or changed accounting and reporting practices and policies.

       • Ensure that adequate procedures are in place to ensure the appropriate receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by employees of concerns regarding accounting, auditing, and business ethics matters.

       • Establish policies to address the hiring by the Company of employees or former employees of the Company's independent auditors.

3.       The committee will have access to the auditors and members of management as needed to discharge its responsibilities. The Board and senior management will advise the auditors that the Board is the audit client. The Board and senior management will direct the auditors to communicate directly with the committee, through its chairman, any concerns related to the quality of financial reporting, regulatory compliance, or the integrity of management. The committee chairman will meet periodically with Company legal counsel to receive updates on matters related to regulatory changes and compliance.

4.       The committee will report to the full Board the results of discharge of its responsibilities. Periodically, the committee will assess whether to recommend to the full Board the need to issue a report on its activities to the shareholders.

5.       The committee will operate under this Charter with approval of the full
         Board after obtaining input from senior management, the auditors and legal counsel.

6.       The committee will work with management to establish an Internal Audit function and will receive annually from management an evaluation of the
         Company's Internal Audit function. Additionally the committee will receive annually from management and external auditors an assessment of the effectiveness of internal controls related to financial reporting.

7.       The committee will have the power to conduct or authorize
         investigations into any matters within the committee's scope of responsibilities. The committee is empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation.

                                      A-2

8.       The committee will annually perform a self-assessment of audit committee performance and review of this charter. The self-assessment will be reviewed with the full Board of Directors.

                                              Effective:  December 19, 2003

                                      A-3

                                                               APPENDIX B

                         AMERICAN ITALIAN PASTA COMPANY

                         COMPENSATION COMMITTEE CHARTER

The Board of Directors of American Italian Pasta Company (the Company) has
constituted and established a Compensation Committee (the Committee) with authority, responsibility, and specific duties as described in this Compensation
Committee Charter.

Composition
The Committee shall be elected by outside Directors and ratified by the Board of
Directors. The Committee shall consist of directors who are independent of management and free from any relationship that, in the opinion of the Board of
Directors, as evidenced by its ratification of such Committee members, would interfere with the exercise of independent judgment as a Committee member.

Mission Statement and Principal Functions
The Committee's basic responsibility is to assure that the senior executives of the Company (Vice President and above) and its affiliates are compensated effectively in a manner consistent with the stated compensation strategy of the
Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The Committee shall also communicate to shareholders the Company's compensation policies and the reasoning behind such policies as required by the Securities and Exchange
Commission. More specifically, the Committee shall be responsible for the following:

     >>  Review from time to time and approve the Company's stated compensation strategy to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and shareholder interests.

     >>  Review annually and determine the individual elements of total compensation for the Chief Executive Officer and communicate in the annual Board Compensation Committee Report to shareholders the factors and criteria on which the Chief Executive Officer's compensation for the last year was based, including the relationship of the Company's performance to the Chief Executive Officer's compensation.

     >>  Review and approve the individual elements of total compensation for the remaining senior management of the Company annually, including the
         Chairman of the Board, and communicate in the annual Board Compensation
         Committee Report to shareholders the specific relationship of corporate performance to executive compensation.

     >>  Assure that the Company's Executive Incentive Compensation Programs,
         including the annual and long-term incentive plans, are administered in a manner consistent with the Company's compensation strategy as to participation, target annual incentive awards, corporate financial goals, and actual awards paid to senior management.

     >>  Approve, subject to shareholder approval, all new equity incentive plans for management and other employees.

                                      B-1

     >>  Approve individual option grants under the Company's equity incentive plan, except to the extent authority to approve grants is delegated to the Chief Executive Officer (as may be allowed by the Company's equity incentive plan for persons not subject to Section 16 of the Securities
         Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code).

     >>  Recommend to the Board of Directors annual retainer and meeting fees for the Board of Directors and committees of the Board, including the terms and awards of stock compensation for members of the Board.

     >>  Review the Company's employee benefit programs and approve changes that are subject to shareholder or Board approval.

     >>  Review with the Chief Executive Officer and Chairman of the Board, matters relating to management succession, including, but not limited to, compensation.

     >>  If appropriate, hire experts in the field of executive compensation to assist the Committee with its reviews.

     >>  Communicate frequently with the full Board of Directors on significant matters pertaining to AIPC executive compensation.

     >>  As appropriate, appoint subcommittees of two or more of its members and delegate to any such subcommittee full authority to address any of the
         Committee's responsibilities.

     >>  Such other duties and responsibilities as may be assigned to the
         Committee, from time to time, by the Board of Directors of the Company and/or the Chairman of the Board of Directors.

Meetings
The Committee will meet as often as necessary to carry out its responsibilities.
Meetings may be called by the Chairman of the Committee and/or management of the
Company. Reports of meetings of the Committee shall be made to the Board of
Directors at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board of Directors.

                                               Effective:  December 19, 2003

                                       B-2

                                                               APPENDIX C

                         AMERICAN ITALIAN PASTA COMPANY

                             NOMINATING & GOVERNANCE
                                COMMITTEE CHARTER

Purpose

         The Nominating & Governance Committee is appointed by the Board (1) to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the Corporate Governance
Principles applicable to the Company and to monitor ongoing compliance with them; and (3) to lead the Board in its annual review of the Board's performance.

Committee Membership and Structure

         The Nominating & Governance Committee shall consist only of directors who meet the independence requirements of the New York Stock Exchange.

         The members of the Nominating & Governance Committee shall be appointed and replaced by the Board. The Nominating & Governance Committee chairperson shall be designated by the Board, or if the Board chooses not to do so, by a majority vote of the Nominating & Governance Committee.

         The Committee may appoint subcommittees of two or more of its members and may delegate to any such committee full authority to address any of the
Committee's responsibilities.

Meetings

         The Nominating & Governance Committee shall meet as frequently as circumstances dictate. At least one meeting will be in person and the others may be held by teleconference as the chairman deems advisable. A majority of the members of the Nominating & Governance Committee shall constitute a quorum for the transaction of business.

         The Nominating & Governance Committee will report to the Board of
Directors of the Company regarding its recommendations, maintain written minutes of its meetings, provide copies of the minutes to the Board of Directors, and file its minutes with the Corporate Secretary.

Committee Authority and Responsibilities

1.   The Nominating & Governance Committee may retain and terminate any search firm to be used to identify director candidates and shall approve the search firm's fees and other retention terms. The Nominating & Governance
     Committee may also access Company resources in order to obtain advice and assistance from internal or external legal or other advisors, as necessary for the Committee to carry out its responsibilities under this Charter.
     Whenever the Committee determines that it requires outside services, it will provide a budget

                                      C-1

     therefor to the Chief Financial Officer which will include the estimated costs of such services and anticipated timing of the payment of such costs.
     As with all areas of the Company's operations, when using outside resources the Committee will be mindful of the Company's commitment to be the "low cost pasta producer."

2.   The Nominating & Governance Committee shall seek individuals qualified to become board members for recommendation to the Board whenever a vacancy arises, or at such other times as the Committee deems appropriate or as requested the Board. The Nominating & Governance Committee believes that having directors with relevant experience in business and industry, government, education and other areas is beneficial to the Board as a whole. The Nominating & Governance Committee shall monitor the mix of skills and experience of its directors and committee members in order to ensure that the Board has the necessary tools to perform its functions effectively and shall recommend each year nominees for election to the
     Board.

3.   The Nominating & Governance Committee shall oversee the formulation of, and shall recommend for adoption to the Board, a comprehensive set of Corporate
     Governance Principles. The Nominating & Governance Committee shall, when appropriate, review the Corporate Governance Principles of the Company and
     recommend any proposed changes to the Board for approval. The Nominating &
     Governance Committee shall have the responsibility to monitor compliance with the Corporate Governance Principles and to report thereon to the
     Board.

4.   The Nominating & Governance Committee shall review this Charter annually and recommend any proposed changes to the Board for approval. The
     Nominating & Governance Committee shall annually review its own performance and report thereon to the Board.

5.   The Nominating & Governance Committee shall lead an annual evaluation process of the Board and its members.

6.   The Nominating & Governance Committee shall review and make appropriate recommendations to the Board regarding issues involving conflicts of interests between a director and the Company and determinations of the independence of any member of the Board.

7.   The Nominating & Governance Committee shall encourage and support (i)
     appropriate opportunities for new Board members to receive appropriate orientation to the Company and their role as a member of the Board and (ii)
     the continued education for all directors on matters related to Board membership.

                                               Effective:  December 19, 2003

                         AMERICAN ITALIAN PASTA COMPANY
                         ANNUAL MEETING OF STOCKHOLDERS

                          Kansas City Mariott Downtown
                               200 W. 12th Street
                             Kansas City, MO 64105
                          Thursday, February 17, 2005
                   Meeting commences at 9:00 a.m. local time

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER OR NOT
 YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE
          URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM BELOW.

                             (FOLD AND DETACH HERE)

                         AMERICAN ITALIAN PASTA COMPANY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Horst W. Schroeder, Timothy
S. Webster and George D. Shadid, or a majority of them, are hereby authorized, with full power of substitution, to vote the shares of stock of American Italian
Pasta Company entitled to vote for the stockholder(s) signing this proxy at the
Annual Meeting of Stockholders to be held on February 17, 2005, or any adjournment thereof as specified below and in their discretion on all other matters that are properly brought before the Annual Meeting. IF NO CHOICE IS
SPECIFIED, SUCH PROXIES WILL VOTE "FOR" THE NOMINEES NAMED HEREON AND "FOR" ALL
OTHER PROPOSALS.

1.      Election of Three directors: Nominees: Jonathan E. Baum, Robert H. Niehaus,
        Richard C. Thompson.

                | | FOR all nominees
                | | FOR all nominees except those indicated:

                ______________________________________________________________

                | | WITHHOLD AUTHORITY to vote for all nominees

2.      An amendment to the Employee Stock Purchase Plan to increase the shares available under the Plan from 50,000 to 100,000.

        | |  ABSTAIN | | AGAINST | | FOR

3.      Ratification of the Board of Directors. selection of Ernst & Young LLP to serve as AIPC.s independent auditors for fiscal year 2005.

        | |  ABSTAIN | | AGAINST | | FOR

The nominees named above and each of the other matters specified above are proposed by the Board of Directors. None of the matters is related to or conditioned on the approval of other matters.

                         AMERICAN ITALIAN PASTA COMPANY
                         ANNUAL MEETING OF STOCKHOLDERS

                          Kansas City Mariott Downtown
                               200 W. 12th Street
                             Kansas City, MO 64105
                          Thursday, February 17, 2005
                   Meeting commences at 9:00 a.m. local time

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER OR NOT
 YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE
          URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM BELOW.

                             (FOLD AND DETACH HERE)

                         AMERICAN ITALIAN PASTA COMPANY

     This proxy confers discretionary authority as described in and may be revoked in the manner described in the proxy statement mailed on or about
January 7, 2005, receipt of which is hereby acknowledged.

                                        DATED:_________________________________

                                        _______________________________________
                                        Signature

                                        _______________________________________
                                        Signature

                                        Please date and sign exactly as name(s)
                                        appear. All joint owners should sign.
                                        Executors, administrators, trustees,
                                        guardians, attorneys-in-fact, and officers
                                        of corporate stockholders signing in a
                                        representative capacity should so indicate.